Exhibit 1.1

Execution Version

Enable Midstream Partners, LP

4.400% Senior Notes due 2027

Underwriting Agreement

New York, New York

March 6, 2017

To the Representatives named in

Schedule I hereto of the several

Underwriters named in

Schedule II hereto

Ladies and Gentlemen:

Enable Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $700,000,000 aggregate principal amount of its 4.400% Senior Notes due 2027 (the “Securities”). The Securities will be issued under an indenture (the “Base Indenture”) dated as of May 27, 2014, between the Partnership and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the second supplemental indenture to be dated March 9, 2017 (the Base Indenture, as so supplemented, the “Indenture”). Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. The term “Enable Entities” shall refer to, collectively, the Partnership, Enable GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), and each of the entities set forth on Schedule V hereto (collectively, the “Operating Subsidiaries”). Certain terms used herein are defined in Section 20 hereof.

1. Representations and Warranties. The Partnership represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto), on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing, and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Partnership or related to the offering of the Securities has been initiated or, to the Partnership’s knowledge, threatened by the Commission. The Partnership may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Partnership will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Partnership was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Partnership agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) (i) At the earliest time after the filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g) The interactive data in the eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement fairly presents in all material respects the information contained therein and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(h) Each of the Enable Entities has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation with all necessary corporate, limited liability company or partnership, as the case may be, power and authority, (i) to own or lease its property and to conduct its business in all material respects as described in the Disclosure Package and the Final Prospectus and (ii) in the case of the General Partner, to serve as the general partner of the Partnership as described in the Disclosure Package and the Final Prospectus. Each of the Enable Entities is duly registered or qualified as a foreign entity to transact business in and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such registration or qualification, except to the extent that the failure to be so registered or qualified or be in good standing would not be reasonably likely to have a material adverse effect on the financial condition, business, prospects, properties or results of operations of the Enable Entities, taken as a whole (“Material Adverse Effect”).

(i) The General Partner has, and at the Closing Date, will have, full power and authority to act as general partner of the Partnership as described in the Disclosure Package and Final Prospectus; the General Partner is, and at the Closing Date, will be, the sole general partner of the Partnership and owns a non-economic general partner interest (the “General Partner Interest”) in the Partnership; such General Partner Interest has been duly authorized and validly issued in accordance with the Partnership’s Fourth Amended and Restated Partnership Agreement, dated as of June 22, 2016 (the “Partnership Agreement”), and the General Partner owns, and at the Closing Date, will own, such General Partner Interest free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”) (except for (i) restrictions on transferability as contained in the Partnership Agreement or as described in the Disclosure Package and the Final Prospectus and (ii) Liens created or arising under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”)).

(j) The General Partner owns all of the incentive distribution rights of the Partnership (the “Incentive Distribution Rights”); the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA); and the General Partner owns such Incentive Distribution Rights free and clear of all Liens (except for (i) restrictions on transferability contained in the Partnership Agreement or as described in the Disclosure Package and the Final Prospectus and (ii) Liens created or arising under the DRULPA).

(k) As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 224,532,959 common units representing limited partner interests in the Partnership (the “Common Units”) and 207,855,430 subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”), the incentive distribution rights, as defined in the Partnership Agreement (the “Incentive Distribution Rights”), and 14,520,000 10% Series A Fixed-to-Floating Non-Cumulative

Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”). All outstanding Common Units, Subordinated Units, Incentive Distribution Rights and Series A Preferred Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA).

(l) The Partnership owns, directly or indirectly, 100% of the issued and outstanding shares of capital stock, limited liability company interests or partnership interests, as applicable, in each of the Operating Subsidiaries (except for Southeast Supply Header, LLC, a Delaware limited liability company, in which the Partnership owns 50% of the limited liability company interests); such shares of capital stock, limited liability company interests or partnership interests have been duly authorized and validly issued in accordance with the bylaws, limited liability company agreement or partnership agreement, as applicable, of each Operating Subsidiary (as the same may be amended or restated, the “Operating Subsidiary Organizational Documents”) and are fully paid (to the extent required under the applicable Operating Subsidiary Organizational Documents) and nonassessable (except (i) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA, (ii) in the case of an interest in an Oklahoma limited liability company, as such nonassessability may be affected by Sections 2030, 2031 and 2040 of the Oklahoma Limited Liability Company Act (the “Oklahoma LLC Act”) and (iii) in the case of an interest in a Texas partnership, as such nonassessability may be affected by Section 101.206 of the Texas Business Organizations Code (the “TBOC”)); and such shares of capital stock, limited liability company interests or partnership interests, as applicable, are owned, directly or indirectly, by the Partnership, free and clear of all Liens (except for (i) restrictions on transferability contained in the applicable Operating Subsidiary Organizational Documents or as described in the Disclosure Package or the Final Prospectus and (ii) Liens created or arising under the DLLCA, the Oklahoma LLC Act or the TBOC).

(m) Except for the Partnership’s ownership, directly or indirectly, of the capital stock, limited liability company interests or partnership interests, as applicable, in each of the Operating Subsidiaries, the Partnership does not own, and at the Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the equity or long-term debt securities of corporations, partnerships, limited liability companies, joint ventures, associations or other entities that, in the aggregate, would not constitute a significant subsidiary as such term is defined in Section 1.02(w) of Regulation S-X under the Securities Act. Except for its ownership of the General Partner Interest and the Incentive Distribution Rights, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(n) The Partnership has all requisite limited partnership power and authority to (i) execute and deliver this Agreement and to perform its obligations hereunder and (ii) issue, sell and deliver the Securities, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Disclosure Package and the Final Prospectus. All limited partnership action required to be taken by the Partnership for the authorization, issuance, sale and delivery of the Securities and the consummation of the transactions contemplated by this Agreement has been validly taken.

(o) This Agreement has been duly authorized, executed and delivered by the Partnership.

(p) The Securities have been duly authorized and, on or prior to the Closing Date, will be duly executed and delivered by the Partnership, and assuming authentication by the Trustee in accordance with the Indenture, when delivered against payment of the purchase price for the Securities as provided in this Agreement, will constitute valid and legally binding obligations of the Partnership, entitled to the benefits of the Indenture and enforceable against the Partnership in accordance with their terms, except as enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and remedies and to general principles of equity (whether considered in a proceeding in equity or at law) and comity and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(q) The Indenture conforms, and the Securities, when issued and delivered against payment therefor as provided herein and in the Indenture, will conform, in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus.

(r) The Base Indenture has been duly and validly authorized, executed and delivered by the Partnership. The execution and delivery of, and the performance by the Partnership of its obligations under, the Supplemental Indenture have been duly and validly authorized by the Partnership. The Indenture has been duly qualified under the Trust Indenture Act. The Base Indenture constitutes, and assuming due authorization, execution and delivery of the Supplemental Indenture by the Trustee, the Supplemental Indenture, when executed and delivered by the parties thereto, will constitute a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, except as enforceability thereof may be limited by the Enforceability Exceptions.

(s) Except as described in the Disclosure Package and the Final Prospectus, none of (i) the offering, issuance and sale by the Partnership of the Securities, (ii) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Final Prospectus, (iii) the execution, delivery and performance of this Agreement, or (iv) the consummation of the transactions contemplated by this Agreement (A) constitutes or will constitute a violation of the organizational documents of the Partnership or the General Partner, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) or Debt Repayment Triggering Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Enable Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, rule or regulation or any order, judgment, decree or injunction of any court or arbitrator or governmental agency or body directed to any of the Enable Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Enable Entities, which breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to perform its obligations under this Agreement. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any debtor.

(t) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Enable Entities or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Partnership of the Securities, (ii) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Final Prospectus, (iii) the execution, delivery and performance of this Agreement by the Partnership, or (iv) the consummation by the Partnership of the transactions contemplated by this Agreement, except for (A) such as may be required under the Securities Act and the rules and regulations of the Commission thereunder, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder, state securities or “Blue Sky” laws and applicable rules and regulations under such laws, or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution by the Underwriters of the Securities in the manner contemplated herein and in the Disclosure Package and Final Prospectus, (B) such that have been, or on or prior to the Closing Date will be, obtained or made, and (C) such that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to perform its obligations under this Agreement.

(u) Except as described in the Disclosure Package and Final Prospectus (excluding, however, any amendments or supplements thereto dated after the date hereof), since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), prospects, earnings, business or operations of the Enable Entities, taken as a whole, from that set forth in the Disclosure Package and the Final Prospectus.

(v) The financial statements (including the related notes and supporting schedules) and other financial information contained or incorporated by reference in the Disclosure Package and the Final Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act, and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) consistently applied throughout the periods involved, except to the extent disclosed therein.

(w) Deloitte & Touche LLP, who has certified certain financial statements of the Partnership and its consolidated subsidiaries, whose report appears or is incorporated by reference in the Disclosure Package and the Final Prospectus and who has delivered the initial letter referred to in Section 6 hereof, is an independent public accountant as required by the Securities Act and the Public Company Accounting Oversight Board.

(x) Each of the Enable Entities has good and marketable title in fee simple to all real property (save and except for “rights of way” (as defined below)) and good and marketable title to all personal property owned by them which is material to the business of the Enable Entities, in each case free and clear of all Liens, except such as (i) are described in the Disclosure Package and the Final Prospectus, (ii) do not, singly or in the aggregate, interfere with the use made and proposed to be made of such property by the Enable Entities or (iii) do not, singly or in the aggregate, materially affect the value of such property; all real property and buildings held under lease by any of the Enable Entities are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use of any such property for the conduct of their business.

(y) The Enable Entities are insured against such losses and risks and in such amounts as are reasonably adequate in the businesses in which they are engaged, and none of the Enable Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Disclosure Package and the Final Prospectus.

(z) Except as described in the Disclosure Package and the Final Prospectus, there is (i) no action, suit or proceeding before or by any federal or state court, commission, arbitrator or governmental or regulatory agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened, to which any of the Enable Entities is or may be a party or to which the business or property of any of the Enable Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been formally proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Enable Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Securities, or (C) in any manner draw into question the validity of this Agreement.

(aa) The Enable Entities own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the businesses now operated by them, except to the extent that the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Enable Entities has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(bb) No material labor dispute with the employees of any of the Enable Entities exists, except as described in the Disclosure Package and the Final Prospectus, or, to the knowledge of the Partnership, is imminent; and the Partnership is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) Each of the Enable Entities has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or has requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Partnership), and no tax deficiency has been determined adversely to any Enable Entity which has had (nor do any of the Enable Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Enable Entities and which could reasonably be expected to have) a Material Adverse Effect.

(dd) None of the Enable Entities is (i) in violation of its organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by or perform its obligations under this Agreement. To the knowledge of the Partnership, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Enable Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation, if continued, could individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) None of the Enable Entities is, and after giving effect to the offering, issuance and sale of the Securities to be sold by the Partnership hereunder and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds” will be, required to register as an “investment company” or a company “controlled by” an “investment company,” each within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(ff) The Enable Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Enable Entities’ internal accounting controls are effective and the Partnership is not aware of any material weaknesses in the accounting controls of the Enable Entities.

(gg) The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to provide reasonable assurance that information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and communicated to the Partnership’s management, including its principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure, and (ii) are effective in all material respects to perform the functions for which they were established to the extent required by Rules 13a-15 and 15d-15 under the Exchange Act.

(hh) At the Closing Date, none of the Operating Subsidiaries will be prohibited, directly or indirectly, from making any distributions to the Partnership or another Operating Subsidiary, from making any other distribution on such Operating Subsidiary’s equity interests, from repaying to the Partnership or its affiliates any loans or advances to such Operating Subsidiary from the Partnership or its affiliates or from transferring any of such Operating Subsidiary’s property or assets to the Partnership or any other Operating Subsidiary, except (i) as described in or contemplated by Disclosure Package and the Final Prospectus (including any amendment or supplement thereto), (ii) such prohibitions mandated by the laws of each such Operating Subsidiary’s jurisdiction of formation and the Operating Subsidiaries’ Organizational Documents, (iii) such prohibitions arising under the debt agreements of such Operating Subsidiaries, (iv) for such approval or other consent from governmental entities relating to restrictions on the transfer, pledge or other encumbrance of ownership or assets arising under federal, state or local laws applicable to natural gas storage and transportation assets, and (v) where such prohibition would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) None of the Enable Entities, nor any of their subsidiaries, nor, to the Enable Entities’ knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of the Enable Entities (excluding CenterPoint Energy, Inc. and OGE Energy Corp. and any of their respective subsidiaries, other than the General Partner, the Partnership and the Enable Entities), is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Enable Entities have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(jj) The operations of each of the Enable Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Enable Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(kk) The Partnership acknowledges that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(ll) None of the Enable Entities, nor any of their subsidiaries, nor, to the Enable Entities’ knowledge, any director, officer, agent, employee or affiliate of the Enable Entities (excluding CenterPoint Energy, Inc. and OGE Energy Corp. and any of their respective subsidiaries, other than the General Partner, the Partnership and the Enable Entities) (i) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(mm) Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, none of the Enable Entities has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor do any of the Enable Entities have any plans to increase their dealings or transactions with or for the benefit of Sanctioned Persons, or with or in Sanctioned Countries.

(nn) The Partnership has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.

(oo) The Partnership has taken all necessary action to ensure that the Partnership and, to the Partnership’s knowledge, the General Partner’s directors and officers, in their capacities as such, are in compliance in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(pp) At the Closing Date, the Partnership and, to the Partnership’s knowledge, the General Partner’s directors or officers, in their capacities as such, will be in compliance in all material respects with the rules of the New York Stock Exchange (the “NYSE”) that are effective and applicable to the Partnership as of the Closing Date.

(qq) There are no contracts, arrangements or understandings (other than this Agreement) between any Enable Entity and any person that would give rise to a valid claim against any Enable Entity or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Securities.

(rr) Each of the Enable Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities

(“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Disclosure Package and the Final Prospectus, subject to such qualifications as may be set forth in the Disclosure Package and the Final Prospectus, except for such permits that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Enable Entities has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, subject in each case to such qualifications as may be set forth in the Disclosure Package and the Final Prospectus, except for such permits that, if revoked or terminated, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ss) Each of the Enable Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Disclosure Package and the Final Prospectus, subject to such qualifications as may be set forth in the Disclosure Package and the Final Prospectus, except for such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Enable Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, subject in each case to such qualification as may be set forth in the Disclosure Package and the Final Prospectus, except for such revocation or termination that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Disclosure Package and the Final Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Enable Entities, taken as a whole.

(tt) Except as disclosed in the Disclosure Package and the Final Prospectus, each of the Enable Entities (i) is in compliance with all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of human health and safety (to the extent human health and safety relate to exposure to Hazardous Materials, as defined below) and the environment or imposing liability or standards of conduct concerning any Hazardous Material (collectively, “Environmental Laws”), (ii) has received all permits required of it under applicable Environmental Laws to conduct its business as presently conducted, (iii) is in compliance with all terms and conditions of any such permits, (iv) is not subject to any claim by any governmental agency or government body or person relating to Environmental Laws or Hazardous Materials and (v) to the knowledge of the Enable Parties, does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits and such claims and such liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability

Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable law designed to protect the environment. In the ordinary course of business, each of the Enable Entities periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each of the Enable Entities has reasonably concluded that, except as disclosed in the Disclosure Package and the Final Prospectus, such associated costs and reasonably foreseeable liabilities relating to the Enable Entities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(uu) None of the Enable Entities are aware of any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(vv) Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, the Enable Entities and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Enable Entities or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA, and, if applicable, the qualification requirements under Section 401(a) of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder), except where the failure to comply would not have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Enable Entities, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code with which the Enable Entities is treated as a single employer. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained as of the date hereof by the Enable Entities or any of their ERISA Affiliates, except for any such occurrence as would not have a Material Adverse Effect. No “employee benefit plan” established or maintained as of the date hereof by the Enable Entities or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) except for such liabilities as would not have a Material Adverse Effect. With respect to any “employee benefit plan” established, maintained or contributed to as of the date hereof by the Enable Entities or any of their ERISA Affiliates, neither the Enable Entities, nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any such “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code except for such liability as would not have a Material Adverse Effect.

(ww) Any statistical and market-related data included or incorporated by reference in the Disclosure Package or the Final Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate.

(xx) The statements made or incorporated by reference in the Disclosure Package and the Final Prospectus under the captions “Description of Certain Other Indebtedness,” “Description of the Notes,” and “Material Income Tax Considerations” thereof, insofar as they purport to constitute summaries of the terms of statutes, rules or regulation, legal or governmental proceedings or contracts and other documents, descriptions of the Securities, the Indenture, or any other instruments, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

Any certificate signed by any officer of the General Partner and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as Citigroup Global Markets Inc. (“Citigroup”) shall designate, which date and time may be postponed by agreement between Citigroup and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to Citigroup for the respective accounts of the several Underwriters against payment by the several Underwriters through Citigroup of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless Citigroup shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Partnership agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Partnership will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Partnership has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Partnership will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will, upon written request, provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) The Partnership will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, the Partnership will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Partnership promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) The Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) The Partnership will furnish to the Representatives and counsel for the Underwriters, upon request and without charge, one signed copy of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(g) The Partnership will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Partnership be obligated to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(h) The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under

Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) During the period beginning on the date hereof and continuing to and including the Closing Date, the Partnership will not offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Partnership that are substantially similar to the Securities or publicly announce an intention to effect any such transaction.

(j) The Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.

(k) The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (ix) all other costs and expenses incident to the performance by the Partnership of its respective obligations hereunder. Except as provided in this Section 5(k) and in Section 7, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel, transfer taxes on any resale of the Securities by any Underwriter, any advertising expenses connected with any offers they may make and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Securities.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Partnership contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Partnership made in any certificates pursuant to the provisions hereof, to the performance by the Partnership of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Partnership pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have requested and caused Baker Botts L.L.P., counsel for the Partnership, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit A.

(c) The Partnership shall have requested and caused the Vice President, Deputy General Counsel, Secretary, and Chief Ethics & Compliance Officer of the General Partner to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit B.

(d) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) The Partnership shall have furnished to the Representatives a certificate of the General Partner, signed by the Chief Financial Officer of the General Partner, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Partnership in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(f) The Partnership shall have requested and caused Deloitte & Touche LLP, independent public accountants of the Partnership, to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to the Representatives), dated respectively as of the Execution Time and as of the Closing Date, and in the forms reasonably satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in or incorporated by reference in the Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the date of such letter.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any material change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, properties or results of operations of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Prior to the Closing Date, the Partnership shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to clause (i) of Section 10 hereof or because of any refusal, inability or failure on the part of the Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership will reimburse the Underwriters severally through the Representatives on demand for all reasonable expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Partnership agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates (within the meaning of Rule 405 of the Securities Act who has participated in the distribution of securities as underwriters) and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus, each electronic road show used in connection with the offering of the Securities or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Partnership may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Partnership, each of the General Partner’s directors, officers and employees, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Partnership acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances, (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids and (v) the sentence related to market-making activities in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall such indemnifying party be liable for the fees and expenses of more than one counsel, in addition to one local counsel in each applicable jurisdiction, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, each officer of the General Partner who shall have signed the Registration Statement and each director of the General Partner shall have the same rights to contribution as the Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Partnership’s common units shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange,

(ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership or the officers of the General Partner and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Partnership or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (646) 291-1469) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Partnership, will be mailed, delivered or telefaxed to Enable Midstream Partners, LP, One Leadership Square, 211 North Robinson Avenue, Suite 150, Oklahoma City, Oklahoma 73102, Attention: General Counsel.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Partnership hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership and (c) the Partnership’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership on related or other matters). The Partnership agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Partnership and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership and the several Underwriters.

Very truly yours,

Enable Midstream Partners, LP By: Enable GP, LLC, its General Partner

By:	/s/ John P. Laws
Name: John P. Laws
Title: Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto. Citigroup Global Markets Inc.

By: Citigroup Global Markets Inc.

By:	/s/ Brian D. Bednarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

MUFG Securities Americas Inc.

By: MUFG Securities Americas Inc.

By:	/s/ Brian Cogliandro
	Name:	Brian Cogliandro
	Title:	Managing Director, Head of U.S. Syndicate

RBC Capital Markets, LLC

By: RBC Capital Markets, LLC

By:	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

For themselves and the other several Underwriters, named in Schedule II to the foregoing Agreement.

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriting Agreement dated March 6, 2017

Registration Statement No. 333-204002

Representatives: Citigroup Global Markets Inc., MUFG Securities Americas Inc. and RBC

                             Capital Markets, LLC

Title, Purchase Price and Description of Securities:

Title:	4.400% Senior Notes Due 2027
Principal amount:	$700,000,000
Purchase price (include accrued interest or amortization, if any):	98.965%

Closing Date, Time and Location: March 9, 2017 at 10:00 a.m., New York City time at Baker Botts L.L.P., 910 Louisiana Street, Houston, TX 77002.

SCHEDULE II

Underwriters	Principal Amount of Notes to be Purchased
Citigroup Global Markets Inc.	$119,000,000
MUFG Securities Americas Inc.	119,000,000
RBC Capital Markets, LLC	119,000,000
Barclays Capital Inc.	42,000,000
Credit Suisse Securities (USA) LLC	42,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	42,000,000
Mizuho Securities USA Inc.	42,000,000
SunTrust Robinson Humphrey, Inc.	42,000,000
U.S. Bancorp Investments, Inc.	42,000,000
BBVA Securities Inc.	19,250,000
Deutsche Bank Securities Inc.	19,250,000
J.P. Morgan Securities LLC	19,250,000
Wells Fargo Securities, LLC	19,250,000
KeyBanc Capital Markets Inc.	14,000,000

Total	$700,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Pricing Term Sheet, dated March 6, 2017, substantially in the form of Schedule IV hereto.

SCHEDULE IV

Enable Midstream Partners, LP

Pricing Term Sheet

$700,000,000 4.400% Senior Notes due 2027

Issuer:	Enable Midstream Partners, LP

Ratings:*	Baa3 (Moody’s) / BB+ (S&P) / BBB- (Fitch)

Pricing Date:	March 6, 2017

Settlement Date:	March 9, 2017 (T+3)

Interest Payment Dates:	March 15 and September 15, commencing September 15, 2017

Denominations:	$2,000 × $1,000

Use of Proceeds:	The Partnership intends to use the net proceeds from this offering for general partnership purposes, including to repay amounts outstanding under its revolving credit facility.

Principal Amount:	$700,000,000

Title:	4.400% Senior Notes due 2027

Maturity Date:	March 15, 2027

Benchmark Treasury:	2.250% due February 15, 2027

Benchmark Treasury Price and Yield:	97-26+; 2.498%

Spread to Benchmark Treasury:	T+195 bps

Coupon:	4.400%

Price to Public:	99.615%

Net Proceeds (before expenses):	$692,755,000

Yield to Maturity:	4.448%

Make-Whole Call:	T+30 bps

Par Call:	On or after December 15, 2026

CUSIP/ISIN:	292480AK6 / US292480AK65

Joint Book-Running Managers:

Citigroup Global Markets Inc.

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

Mizuho Securities USA Inc.

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

Co-Managers:	BBVA Securities Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC KeyBanc Capital Markets Inc.

Pro Forma Ratio of Earnings to Fixed Charges:	After giving effect to this offering and the application of the net proceeds as described in “Use of Proceeds” in the preliminary prospectus supplement, the ratio of earnings to fixed charges on a pro forma basis would have been 3.25x for the fiscal year ended December 31, 2016.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request it by calling Citigroup Global Markets Inc. at (800) 831-9146, MUFG Securities Americas Inc. at (877) 649-6848 or RBC Capital Markets, LLC at (866) 375-6829.

This pricing term sheet supplements the preliminary prospectus supplement issued by Enable Midstream Partners, LP on March 6, 2017 relating to their prospectus dated May 8, 2015.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via Bloomberg or another email system.

SCHEDULE V

Operating Subsidiaries

Name	State of Formation
Enable Atoka, LLC	OK
Enable Bakken Crude Services, LLC	DE
Enable Energy Resources, LLC	OK
Enable East Texas Gas Processing, LLC	DE
Enable Gas Gathering, LLC	OK
Enable Gas Transmission, LLC	DE
Enable Gathering & Processing, LLC	OK
Enable Illinois Intrastate Transmission, LLC	DE
Enable Mississippi River Transmission, LLC	DE
Enable Oklahoma Intrastate Transmission, LLC	DE
Enable Prism Holdings, LLC	DE
Enable Products, LLC	OK
Enable Waskom Holdings, LLC	DE
Enable Woodlawn, LLC	DE
Southeast Supply Header, LLC	DE
Waskom Gas Processing Company	TX

EXHIBIT A

Form of Opinion of Baker Botts L.L.P.

(i) the Partnership is a limited partnership existing and in good standing under the laws of the State of Delaware, with the limited partnership power and authority to conduct its business or own, operate or lease its properties as described in the Disclosure Package and the Final Prospectus. The Partnership is qualified to do business as a foreign limited partnership in each jurisdiction listed on Exhibit A to the opinion.

(ii) the General Partner is a limited liability company existing and in good standing under the laws of the State of Delaware, with the limited liability company power and authority to conduct its business or own, operate or lease its properties, and to act as the general partner of the Partnership, as described in the Disclosure Package and the Final Prospectus. The General Partner is qualified to do business as a foreign limited liability company in each jurisdiction listed on Exhibit A to the opinion.

(iii) each of Enable Gas Transmission, LLC, Enable Oklahoma Intrastate Transmission, LLC, Enable Prism Holdings, LLC, Waskom Gas Processing Company, Enable Bakken Crude Services, LLC, Enable East Texas Gas Processing, LLC, Enable Illinois Intrastate Transmission, LLC, Enable Mississippi River Transmission, LLC, Enable Waskom Holdings, LLC, Enable Woodlawn, LLC and Southeast Supply Header, LLC (collectively, together with the General Partner and the Partnership, the “Enable Midstream Covered Entities”) is existing and in good standing as a limited liability company or partnership, as the case may be, under the laws of its jurisdiction of formation, with the limited liability company or partnership power and authority, as the case may be, to conduct its business or own, operate or lease its properties as described in the Disclosure Package and the Final Prospectus.

(iv) the General Partner is the sole general partner of the Partnership and owns (i) the General Partner Interest in the Partnership, and (ii) 100% of the Incentive Distribution Rights. The General Partner Interest has been authorized by all necessary partnership action of the Partnership and is validly issued in accordance with the Partnership Agreement. The Incentive Distribution Rights and the limited partner interests represented thereby have been authorized by all necessary partnership action of the Partnership and are validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). The General Partner owns the Incentive Distribution Rights and the General Partner Interest free and clear of all liens, encumbrances, security interests, charges or claims (collectively, “Liens”) (except for restrictions on transferability as contained in the Partnership Agreement, Liens created by or arising under the Delaware LLC Act and Liens described in the Disclosure Package and the Final Prospectus) (a) in respect of which a financing statement under the UCC naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to such counsel, without independent investigation.

(v) CenterPoint Energy Resources Corp. (“CERC”) owns 50% of the management units in the General Partner. CERC owns such management units free and clear of all Liens (other than as provided for in the GP LLC Agreement, Liens created by or arising under the Delaware LLC Act and Liens described in the Disclosure Package and the Final Prospectus) (a) in respect of which a financing statement under the UCC naming CERC as debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to such counsel, without independent investigation.

(vi) the Indenture has been duly authorized by all necessary partnership action of the Partnership and has been duly executed and delivered by the Partnership and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) constitutes a valid and binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and remedies and to general principles of equity (whether considered in a proceeding in equity or at law) and comity and (b) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing. The Securities have been duly authorized by all necessary partnership action of the Partnership and, when executed and authenticated by the Trustee in accordance with the provisions of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee), and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and remedies and to general principles of equity (whether considered in a proceeding in equity or at law) and comity and (b) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing, and entitled to the benefits of the Indenture;

(vii) the Indenture has been duly qualified under the Trust Indenture Act;

(viii) this Agreement has been duly authorized by all necessary partnership action of the Partnership and has been duly executed and delivered by the Partnership;

(ix) the Registration Statement became effective under the Act automatically upon filing with the Commission on May 8, 2015, and any required filing of the Final Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for such purpose has been instituted or threatened by the Commission.

(x) none of the execution and delivery by the Partnership of, and the performance on the date hereof by the Partnership of its obligations under, this Agreement or the Indenture in connection with the issuance and sale of the Securities by the Partnership (i) constitutes or will constitute a violation of the Organizational Documents of any of the Enable Midstream Covered Entities, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any agreement filed or incorporated by reference as an exhibit to the Registration

Statement (excluding the agreements listed on Exhibit B to such counsel’s opinion)1 or (iii) contravenes any provision of the laws of the State of Texas, the laws of the State of New York, the Delaware General Corporation Law, the Delaware LP Act, the Delaware LLC Act and applicable federal law of the United States, each as in effect on the date hereof, in each case other than federal or state securities or blue sky laws, antifraud laws and the rules and regulations of FINRA (collectively, “Applicable Law”), which breaches, violations or defaults, in the case of clauses (ii) and (iii), would, individually or in the aggregate, have a Material Adverse Effect;

(xi) no permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any Delaware, Texas or federal court, governmental agency or body having jurisdiction over the Partnership or its properties or assets is required under Applicable Law for the execution and delivery of this Agreement, the Indenture or the Securities or the issuance and sale of the Securities by the Partnership in accordance with the terms of this Agreement, except as disclosed in the Disclosure Package and the Final Prospectus or for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect;

(xii) the statements set forth in the Preliminary Prospectus and the Final Prospectus under the caption “Material Income Tax Considerations,” insofar as they purport to constitute a summary of United States federal income tax law and regulations or legal conclusions with respect thereto, accurately summarize the matters described therein in all material respects, subject to the assumptions and qualifications set forth therein;

(xiii) the statements set forth in the Disclosure Package and the Final Prospectus under the captions “Description of the Notes” and “Description of the Senior Debt Securities,” insofar as such statements purport to constitute a summary of the Securities and the Indenture, are accurate in all material respects; and

(xiv) the Partnership is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated such Closing Date, in form and substance satisfactory to the Underwriters, to the effect that such counsel has reviewed the Registration Statement, the Disclosure Package and the Final Prospectus and has participated in conferences with officers and other representatives of the General Partner, with representatives of the Partnership’s independent registered public accounting firm and with the Underwriters’ representatives and its counsel, at which the contents of the Registration Statement, the Disclosure Package, the Final Prospectus and related matters were discussed. The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Disclosure Package or the Final Prospectus, and such counsel has not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the

[1]	Exhibit B to include any agreements that have been superseded or are otherwise no longer in effect (e.g., prior partnership agreements).

determinations required to be made in the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus involve matters of a non-legal nature. Accordingly, such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the Disclosure Package and the Final Prospectus (except to the extent stated in paragraphs (xii) and (xiii). Subject to the foregoing and on the basis of the information such counsel gained in the course of performing the services referred to above, such counsel advises the Underwriters that:

(A) the Registration Statement, as of the latest Effective Date, the Preliminary Prospectus, as of the Execution Time, and the Prospectus, as of its date and the Closing Date, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; and

(B) nothing came to such counsel’s attention that caused such counsel to believe that:

(1) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(2) the Disclosure Package, as of the Execution Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(3) the Final Prospectus, as of its date or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case such counsel has not been asked to, and does not, express any belief with respect to (a) the financial statements and schedules or other financial or accounting information contained or included or incorporated by reference therein or omitted therefrom, (b) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or to documents incorporated by reference therein or (c) that part of the Registration Statement that constitutes the Form T-1.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership and the General Partner and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law and the Delaware LP Act, Delaware LLC Act, the laws of the state of Texas and the law of the State of New York, (iv) with respect to the opinions as to the good standing or due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, state that such opinions are based solely upon certificates of good standing provided by the Secretary of State of the state of formation and certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an exhibit to be attached to such counsel’s opinion, (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property, (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject or (C) any conflict between compliance with the indemnification or contribution provisions of this Agreement and any existing Applicable Law; and (vi) with respect to the opinions expressed in paragraph (iv) relating to the existence of any Lien for which a financing statement under the Uniform Commercial Code is on file, rely solely upon such counsel’s review of reports, dated as of recent dates, prepared by a service provider, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware, naming such applicable entity as debtor.

EXHIBIT B

Form of Opinion of Deputy General Counsel, Secretary and Chief Ethics and Compliance Officer of the General Partner

(i) Each of Enable Gathering & Processing, LLC (“Enable G&P”), Enable Gas Gathering, LLC (“EGG”), Enable Products, LLC (“Enable Products”), Enable Atoka, LLC (“Enable Atoka”) and Enable Energy Resources, LLC (“Enable Energy Resources”) is a limited liability company existing and in good standing under the laws of the State of Oklahoma, with the limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Prospectus.

(ii) Enable Oklahoma Intrastate Transmission, LLC (“Enable OK Intrastate”) owns all of the issued and outstanding limited liability company interests of Enable G&P and Enable Energy Resources; such limited liability company interests have been authorized by all necessary limited liability company action and validly issued in accordance with the limited liability company agreement of Enable G&P and are fully paid (to the extent required under the limited liability company agreement) and nonassessable (except as such nonassessability may be limited by Sections 2030, 2031 and 2040 of the LLC Act); and such limited liability company interests are owned by Enable OK Intrastate free and clear of all Liens (except for restrictions on transferability as contained in the limited liability company agreement or as described in the Disclosure Package and the Final Prospectus) (A) in respect of which a financing statement under the Oklahoma UCC naming Enable OK Intrastate as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created or arising under the Oklahoma LLC Act.

(iii) Enable G&P owns all of the issued and outstanding limited liability company interests of EGG, Enable Products and Enable Atoka; such limited liability company interests have been authorized by all necessary limited liability company action and validly issued in accordance with the applicable limited liability company agreement of such entity and are fully paid (to the extent required under the applicable limited liability company agreement) and nonassessable (except as such nonassessability may be limited by Sections 2030, 2031 and 2040 of the Oklahoma LLC Act); and such limited liability company interests are owned by Enable G&P free and clear of all Liens (except for restrictions on transferability as contained in the applicable limited liability company agreement or as described in the Disclosure Package and the Final Prospectus) (A) in respect of which a financing statement under the Oklahoma UCC naming Enable G&P as debtor is on file in the office of the Secretary of State of the State of Oklahoma or (B) otherwise known to such counsel, without independent investigation, other than those created or arising under the Oklahoma LLC Act.